UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 1, 2013

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 1, 2013, Haemonetics Corporation (the “Company”) issued a press release announcing financial results for the fourth quarter and full year ended March 30, 2013.  A copy of the release is furnished with this report as exhibit 99.1.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 29, 2013, we committed to a plan to pursue identified Value Creation and Capture (“VCC”) opportunities. These opportunities include investment in product line extensions and next generation products, enhancement of commercial capabilities and a transformation of our manufacturing network. This network transformation will take place over the next three fiscal years (the “Plan”) and includes changes to the current manufacturing footprint and supply chain structure.

To implement the Plan, we will (i) discontinue manufacturing activities at our Braintree, Massachusetts location and create a technology center of excellence for product development, (ii) expand our current facility in Tijuana, Mexico and (iii) build a new manufacturing facility in Asia closer to our customer base in that region.

Activities under the Plan will be initiated in Fiscal 2014 and are expected to be substantially completed in the next three years.  We estimate that the Plan will result in annual pre-tax reductions of manufacturing costs that will initiate in FY15 and increase to approximately $30 million in fiscal 2018.  In combination with other VCC activities we expect to achieve annual cost reductions of between $35 - $40 million by fiscal 2018.

We estimate that the Plan will result in total pre-tax charges of approximately $35 million, and that approximately $30 million of these charges will result in future cash outlays, with the remaining $5 million representing non-cash charges.  Additionally, we expect to deploy approximately $36 million of cash for capital expenditures to expand our existing Tijuana, Mexico facility and construct a new facility in Asia.

The following table provides a summary of our estimates of costs associated with the Plan by major type of cost:

Type of Cost	Total Expected Amounts

Restructuring charges:
Termination benefits	$8 - $10 million

Restructuring-related expenses:
Accelerated depreciation	$5 million
Production line transfer costs	Approximately $20 million

Total	Approximately $35 million

We estimate that during fiscal 2014, we will record approximately $7 - $8 million of restructuring charges associated with the Plan, as well as $20 - $22 million of restructuring-related expenses, which will be recorded through cost of goods sold. We will record the remaining expenses throughout fiscal 2015-18. The restructuring charges relate primarily to termination benefits recorded pursuant to Accounting Standards Codification No. 712, Compensation—Nonretirement Postemployment Benefits and Accounting Standards Codification No. 420, Exit or Disposal Cost Obligations

 Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1: Press Release of Haemonetics Corporation dated May 1, 2013 announcing financial results for the fourth quarter and full year ended March 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: May 1, 2013	By:	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
Business Development and Chief Financial Officer

EXHIBIT INDEX

99.1         Press Release issued by Haemonetics Corporation on May 1, 2013.